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                                                                 EXHIBIT 10.6


                                    [LOGO]

                          EQUIPMENT SCHEDULE NO. 04

   EQUIPMENT SCHEDULE NO. 04 dated as of December 4, 1996 (this "Schedule") between KEYCORP LEASING LTD. ("Lessor"), a Delaware corporation, and GEOGRAPHICS, INC., a Washington corporation ("Lessee").

                               INTRODUCTION:

   Lessor and Lessee have heretofore entered into that certain Master Equipment Lease Agreement dated as of May 22, 1996 (the "Master Lease"; the Master Lease and this Schedule hereinafter collectively referred to as, this "Lease"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings specified in the Master Lease. The Master Lease provides for the execution and delivery of a Schedule substantially in the form hereof for the purpose of confirming the acceptance and lease of the Equipment under this Lease as and when delivered by Lessor to Lessee in accordance with the terms thereof and hereof.

   NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

   1. EQUIPMENT. Pursuant to the terms and conditions of this Lease, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the equipment listed on EXHIBIT A attached hereto (the "Equipment"). The aggregate Total Cost of such Equipment is $892,549.19.

   2. TERM. The initial Term of this Lease with respect to the Equipment described on this Schedule shall commence on the date on which such Equipment is delivered to Lessee, and, unless earlier terminated as provided herein, shall expire on the eighty-four (84) month anniversary of the Rent Commencement Date (the "Initial Term Expiration Date").

   3. RENT PAYMENT DATES; RENT. Lessee hereby agrees to pay Rent for the Equipment throughout the Initial Term in eighty-four (84) consecutive monthly installments payable in arrears on the date which is one (1) month after the Rent Commencement Date and on the same day of each month thereafter (each, a "Rent Payment Date"). Each such installment of Rent shall be in an amount equal to $14,247.31.

   4. EQUIPMENT LOCATION; BILLING ADDRESS. The Equipment described on this Schedule shall be located at, and except as otherwise provided in this Lease, shall not be removed from, the following address: 1555 Odel Road, Blaine, WA 98231. The billing address of Lessee is as follows: GEOGRAPHICS, INC., P.O. Box 1750, Blaine, WA 98231.

   5. LESSEE'S PURCHASE AND RENEWAL OPTIONS. Lessee shall have the purchase and renewal options set forth on the End of Lease Options Addendum attached hereto and made a part hereof.

   6. STIPULATED LOSS VALUE. There are no Stipulated Loss Values or Stipulated Loss Value Supplements applicable to the Equipment described on this Schedule.

   7. SECURITY AGREEMENT. To secure the prompt payment and performance as and when due of all obligations and indebtedness of Lessee, now existing or hereafter created, to Lessor pursuant to this Lease or otherwise, Lessee hereby grants to Lessor a security interest in the Equipment and all accessions, substitutions and replacements thereto and therefor, and proceeds (cash and non-cash), including, without limitation, insurance proceeds thereof (but without power of sale). In furtherance of the foregoing, Lessee shall execute and deliver to Lessor, to be recorded at Lessee's expense, Uniform Commercial Code financing statements, statements of amendment and statements of continuation as reasonably may be required by Lessor to perfect and maintain perfected the security interest granted by Lessee herein.

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   8. NOTIFICATION OF TAX CONSEQUENCES. Lessee recognizes that, pursuant to
Section 18 of the Master Lease, it is Lessee's responsibility to include, if required by Applicable Law, all equipment financed under this Lease in Lessee's personal property tax returns and, if necessary, to pay any resulting property tax bills. Lessor and Lessee acknowledge that personal property tax policies vary from state to state and that, where uncertainty exists as to a particular state's policies, Lessee shall contact its attorneys or financial advisors (who may be familiar with such state's personal property tax policy) for advice. It is expressly acknowledged by Lessee that Lessor has made no warranties, statements or representations as to such personal property tax matters, and Lessee hereby disclaims any reliance on any such warranties, statements or representations made by Lessor with respect thereto.

   9. MODIFICATIONS TO MASTER LEASE. In addition to the modifications set forth in Section 5 hereof, with respect to the Equipment described on this Schedule, the Master Lease shall be modified as follows:

      (a) The following shall be inserted as the penultimate sentence of
Section 11 of the Master Lease ("Use; Alterations"):

      All such alterations, additions, modifications or improvements immediately, and without further act, shall be deemed to constitute items of Equipment and be fully subject to this Lease as if originally leased hereunder.

      (b) The following shall be inserted as the penultimate sentence of
Section 12 of the Master Lease ("Repairs and Maintenance"):

      Upon installation, attachment or incorporation in, on or into such item of Equipment, such replacement part immediately, and without further act, shall be deemed to constitute an item of Equipment and be fully subject to this Lease as if originally leased hereunder.

      (c) Section 16(b) of the Master Lease ("Loss of or Damage to Equipment") is hereby amended to delete subsection "(3)" and substitute the following in its place:

      (3) pay to Lessor an amount, with respect to such Item of Equipment, equal to the Rent payable for such Item of Equipment for the remainder of the Term, after discounting such Rent to present worth on the basis of a per annum rate of discount equal to five percent (5%) from the respective dates upon which such Rent would have been paid had the Loss or Damage not occurred.

      (d) Section 16(b) of the Master Lease ("Loss of or Damage to Equipment") is hereby amended to delete the second to last sentence and substitute the following in its place:

      If Lessee replaces the Item of Equipment pursuant to subsection (b) above, such replacement equipment shall immediately (and without further act) be deemed to constitute Items of Equipment and be fully subject to this Lease as if originally leased hereunder.

      (e) Section 17(a) of the Master Lease ("Insurance") is hereby amended to delete subsection "(1)" and substitute the following in its place:

      (1) Insurance against all risks of physical loss or damage to the Equipment (including theft and collision for Equipment consisting of motor vehicles) in an amount not less than the full replacement value thereof.

      (f) As used in Section 22(a) of the Master Lease ("Events of Default"), the term "Event of Default" shall also mean any of the following events: (1) a change in control occurs in Lessee; or (2) the death or dissolution of Lessee.

      (g) Section 22(b) of the Master Lease ("Events of Default") is hereby amended to delete subsection "(7)" and substitute the following in its place:

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          (7) by written notice to Lessee specifying a payment date, may demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty, any unpaid Rent due prior to the payment date specified in such notice plus the following amount which Lessor shall specify in such notice (together with interest on such amount at the Late Payment Rate from the payment date specified in such notice to the date of actual payment): an amount, with respect to an Item of Equipment, equal to the Rent payable for such Item of Equipment for the remainder of the then current Term thereof, after discounting such Rent to present worth as of the payment date specified in such notice on the basis of a per annum rate of discount equal to five percent (5%) from the respective dates upon which such Rent would have been paid had this Lease not been canceled or terminated.

          (h) Section 22(b) of the Master Lease ("Events of Default") is hereby amended as follows: (1) with respect to Section 22(b)(4), the word "terminate" is hereby deleted and the words "cancel or terminate" are hereby substituted in its place; and (2) with respect to Section 22(b)(6), the word "termination" is hereby deleted and the words "cancellation or termination" are hereby substituted in its place.

     10. GOVERNING LAW. This Schedule is being delivered in the State of New York and shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance.

     11. COUNTERPARTS. This Schedule may be executed in any number of counterparts, each executed counterpart constituting an original but all together one and the same instrument.

     12. PERSONAL PROPERTY TAX. To insure Lessee's compliance with the provisions of the Lease with respect to the payment of personal property taxes on the Equipment described on this Schedule, Lessee hereby covenants and agrees that, unless otherwise directed in writing by Lessor or otherwise required by law, Lessee will list itself as owner of all Items of Equipment for property tax purposes. Except in those jurisdictions in which Lessor is required to list itself as owner of all such Items of Equipment, upon receipt by Lessee of any property tax bill pertaining to such Items of Equipment from the appropriate taxing authority, Lessee will promptly pay all such taxes when due. In those jurisdictions in which Lessor is required to list itself as owner of all such Items of Equipment, upon receipt by Lessee of any property tax bill pertaining to such Items of Equipment, Lessee will promptly forward to Lessor such property tax bill and related payment. Upon receipt by Lessor of any such property tax bill and related payment, Lessor will pay such tax.

     13. ADDITIONAL ADDENDA. In addition to the End of Lease Options Addendum, please see the following addenda to this Schedule, attached hereto and made a part hereof, for additional terms and conditions governing the leasing of the Equipment described on this Schedule: none.

     14. MORE THAN ONE LESSEE. If more than one person or entity executes this Schedule, and all addenda or other documents executed in connection herewith, as "Lessee" the obligations of "Lessee" contained herein and therein shall be deemed joint and several and all references to "Lessee" shall apply both individually and jointly.

     15. RELATIONSHIP TO MASTER LEASE; FURTHER ASSURANCES. This Schedule shall be construed in connection with and as part of the Lease, and all terms and conditions contained in the Master Lease are hereby incorporated herein by reference with the same force and effect as if such terms and conditions were fully-stated herein. By execution of this Schedule, Lessee and Lessor reaffirm all terms and conditions of the Master Lease except as they may be modified hereby. To the extent that any of the terms and conditions of this Schedule are contrary to or inconsistent with any terms and conditions of the Master Lease, the terms and conditions of this Schedule shall govern. LESSEE HEREBY CERTIFIES TO LESSOR THAT THE REPRESENTATIONS AND WARRANTIES MADE BY LESSEE IN THE MASTER LEASE (INCLUDING, WITHOUT LIMITATION, SECTION 31 THEREOF) ARE TRUE AND CORRECT IN ALL MATERIAL RESPECTS AS OF THE DATE OF THIS SCHEDULE WITH THE SAME EFFECT AS THOUGH MADE ON AND AS OF SUCH DATE. Lessee shall take such additional actions and execute and deliver such additional documents as Lessor shall deem necessary from time to time to effectuate the terms of the Lease.


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     IN WITNESS WHEREOF, Lessor and Lessee have caused this Schedule to be duly executed and delivered on the day and year first above written.

LESSOR:

KEYCORP LEASING LTD.


By: /s/ Linda L. Huff
   ----------------------------
Name:        Linda L. Huff
Title:       Vice President
             Regional Business Unit Manager
LESSEE:

GEOGRAPHICS, INC.


By: /s/ Michael Bayless
   ----------------------------
Name:   Michael Bayless
Title:  Corporate Controller













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                                  EXHIBIT A
                         TO EQUIPMENT SCHEDULE NO. 04
                         DATED AS OF DECEMBER 4, 1996
           TO MASTER EQUIPMENT LEASE AGREEMENT DATED AS OF MAY 22, 1996


VENDOR:    RAINBOW PACKAGING
           3140 S. VISTA DRIVE
           CHANDLER, AZ 86248

QTY        EQUIPMENT DESCRIPTION
---        ---------------------

1          SASIB WS-20 SERIES II WRAPPER
20         GREMSER VACUUM FEEDERS AND ACCESSORIES
1          MULTI CONVEYOR COUNTER STACKER
1          MPI 2114 CUSTOM TOP PANEL PRINT AND APPLY LABELER WITH BAR CODE
            SCANNER
1          INTRALOX 180 DEGREE CONVEYOR
1          CALIPER MEASURING SYSTEM














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[LOGO]  KEYCORP LEASING LTD.


                          END OF LEASE OPTIONS ADDENDUM
                         TO EQUIPMENT SCHEDULE NUMBER 04
          TO MASTER EQUIPMENT LEASE AGREEMENT DATED AS OF MAY 22, 1996
                    BETWEEN KEYCORP LEASING LTD., AS LESSOR.
                        AND GEOGRAPHICS, INC., AS LESSEE.


                            (Dollar Purchase Option)

     This End of Lease Options Addendum is annexed to, and made a part of, the above-referenced Equipment Schedule and Master Equipment Lease Agreement, as it relates to such Equipment Schedule (collectively, the "Lease"). Unless otherwise specified herein, all capitalized terms shall have the meanings ascribed to them in the Lease. Lessor and Lessee hereby agree as follows:

     LESSEE'S PURCHASE AND RENEWAL OPTIONS. (a) With respect to the Equipment described on this Schedule, Section 32 of the Master Lease ("Renewal and Purchase Options") is hereby deleted in its entirety.

     (b) On the Initial Term Expiration Date, Lessee shall pay to Lessor an amount equal to $1.00. Upon payment in full by Lessee of all Rent (and all other sums) payable to Lessor hereunder, Lessor shall release its interest in the Equipment.

     Except as modified hereby, all of the terms, covenants and conditions of the Lease shall remain in full force and effect and are in all respects hereby ratified and affirmed.

     IN WITNESS WHEREOF, Lessor and Lessee have executed this End of Lease Options Addendum as of December 4, 1996.

LESSOR:

KEYCORP LEASING LTD.

By: /s/ Linda L. Huff
   ---------------------------------------
Name:   Linda L. Huff
Title:  Vice President
        Regional Business Unit Manager
LESSEE:

GEOGRAPHICS, INC

By:   /s/ Michael Bayless
      ------------------------------------
Name:   Michael Bayless
Title:  CORPORATE CONTROLLER